PBF Logistics Increases Quarterly Distribution to $0.51 per Unit, Highlights $135 Million Common Unit Offering and Announces First Quarter 2019 Earnings Results

•	First quarter net income attributable to the limited partners of $17.4 million, or $0.35 per common unit, EBITDA attributable to PBFX of $36.8 million and Adjusted EBITDA of $43.0 million

•	Eighteenth consecutive quarterly distribution increase to $0.51 per unit, representing a 70% increase to the Partnership’s minimum quarterly distribution

•	Raised $135.0 million in gross proceeds from an over-subscribed common unit offering to partially fund the acquisition of the remaining 50% interest in the Torrance Valley Pipeline Company

PARSIPPANY, NJ – May 1, 2019 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced first quarter 2019 net income attributable to the limited partners of $17.4 million, or $0.35 per common unit. During the quarter, the Partnership generated cash from operations of approximately $38.2 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $36.8 million, Adjusted EBITDA of $43.0 million and distributable cash flow of $25.4 million. Included in reported results for the first quarter are $6.1 million, or $0.13 per common unit, of transaction-related expenses primarily associated with the IDR simplification transaction, unit-based compensation, environmental remediation costs associated with our East Coast Terminals and a true-up for revenue associated with the Paulsboro Natural Gas Pipeline due to a reduction in its pipeline tariff based on the lower than budget project costs.

“During the first quarter PBF Logistics’ assets operated well. We are committed to the continued development of the Partnership through the execution of our three-pronged strategy of delivering growth through organic projects, third-party acquisitions and, most recently, drop-down transactions,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “The Torrance Valley Pipeline transaction, in combination with our ongoing organic growth efforts, exceeds our near-term distribution growth funding requirements. Given our successful capital raise this past week, we do not anticipate the need to access the equity markets to fund growth capital through 2020,” Mr. Lucey concluded, “Over the first four months of 2019 the Partnership has responded to the call of investors by eliminating the IDR structure, delivered significant growth through an accretive acquisition and positioned ourselves to execute our longer term growth plans.”

As of March 31, 2019, the Partnership had approximately $352.3 million of liquidity, including approximately $16.4 million in cash and cash equivalents, and access to approximately $335.9 million under its revolving credit facility.

About the TVPC Transaction and Over-subscribed Equity Offering
On April 24, 2019, PBF Logistics announced the execution of definitive agreements for the acquisition of the remaining fifty percent interest in Torrance Valley Pipeline Company LLC (“TVPC”) from an affiliate of PBF Energy Inc. (NYSE:PBF) for total consideration of approximately $200.0 million, an eight times acquisition multiple. The Partnership and PBF Energy currently anticipate the closing of the transaction to occur in the second quarter, subject to customary closing conditions.

The acquisition is expected to be financed through a combination of $135.0 million of gross proceeds from PBFX’s over-subscribed registered direct offering of common units to certain institutional investors and a $65.0 million draw-down from the Partnership’s senior secured revolving credit facility. The offering closed on April 29, 2019.

The acquisition of TVPC by the Partnership immediately doubles its position in one of its core assets and is immediately accretive to distributable cash flow. Pro forma for the transaction, the Partnership expects 2019 coverage to be consistent with its original guidance of approximately 1.05x based on current expectations. The Partnership reiterates its prior guidance of maintaining leverage in the three-to-four times run-rate EBITDA range and its commitment to a long-term coverage ratio of 1.15x.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.51 per common unit. The distribution is payable on May 30, 2019, to unitholders of record at the close of business on May 15, 2019.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBFX Reconciliation of Amounts under U.S. GAAP to annualized run-rate EBITDA (unaudited, in millions)

Reconciliation of fifty percent TVPC acquired interest, inclusive of the amendment to the M70 services agreement, estimated annualized run-rate Net Income to annualized run-rate EBITDA:

TVPC Acquisition
Annualized run-rate net income	$15.5
Add: Depreciation and amortization expense	5.5
Add: Interest expense, net and other financing costs	4.0
Annualized run-rate EBITDA	$25.0

Due to the forward-looking nature of annualized run-rate EBITDA, information to reconcile annualized run-rate EBITDA to annualized run-rate cash flow from operating activities is not available as management is unable to project working capital changes for future periods at this time.

Due to the forward-looking nature of forecasted and long-term, consolidated run-rate EBITDA and distributable cash flow, information to reconcile long-term, consolidated run-rate EBITDA, distributable cash flow and coverage ratios to long-term, consolidated run-rate net income and cash flow from operating activities is not available as management is unable to project financing terms and working capital changes for future periods at this time.

The Partnership defines EBITDA as net income (loss) before net interest expense including amortization of loan fees and debt premium and accretion on discounted liabilities, income tax expense, depreciation and amortization expense. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense including amortization of loan fees and debt premium and accretion on discounted liabilities, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy prior to the effective dates of such transactions. The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, unit-based compensation and items that meet the conditions of unusual, infrequent and/or non-recurring charges. EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA are non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provide useful information to investors in assessing our financial condition and results of operations. EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA should not be considered alternatives to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA have important limitations as analytical tools because they excludes some, but not all, items that affect net income. Additionally, because EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA may be defined differently by other companies in our industry, our definition of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Conference Call Information
The Partnership will host a conference call and webcast regarding first quarter results and other business matters on Wednesday, May 1, 2019, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 876-9173 or (785) 424-1667, conference ID: PBFXQ119. The audio replay will be available two hours after the end of the call through May 15, 2019, by dialing (800) 283-5758 or (402) 220-0863.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate any pending acquisitions, the Partnership’s plans for financing any pending acquisitions, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activities to EBITDA, Adjusted EBITDA and distributable cash flow (all as defined below) of PBFX for the three months ended March 31, 2019 and 2018. The financial information presented contains the financial results of PBFX and the Development Assets (as defined below) prior to the Development Assets Acquisition (as defined below) on July 31, 2018.

On February 28, 2019, we closed on an Equity Restructuring Agreement with PBF Energy Company LLC (“PBF LLC”) and PBF Logistics GP, our general partner, pursuant to which PBFX’s incentive distribution rights (“IDRs”) held by PBF LLC were canceled and converted into 10,000,000 newly issued common units (the “IDR Restructuring”). Subsequent to the closing of the IDR Restructuring, no distributions were made to PBF LLC with respect to the IDRs and the newly issued common units are entitled to normal distributions.

On October 1, 2018, we acquired from Crown Point International LLC, its wholly-owned subsidiary, CPI Operations LLC (the “East Coast Storage Assets Acquisition”), whose assets include a storage facility with approximately four million barrels of multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts, and certain other idled assets located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets”). Additionally, the East Coast Storage Assets Acquisition includes an earn-out provision related to an existing commercial agreement with a third party, based on the future results of certain of the acquired idled assets, which we are currently in the process of restarting.

On July 31, 2018, we acquired from PBF LLC, a subsidiary of PBF Energy Inc., all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) (the “Development Assets Acquisition”). In connection with the Development Assets Acquisition, we entered into various commercial agreements with PBF Holding and assumed an existing commercial agreement with a third party.

On April 16, 2018, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial Pipeline Company and Plantation Pipe Line Company pipeline systems and truck loading facilities (the “Knoxville Terminals”), from Cummins Terminals, Inc. (the “Knoxville Terminals Purchase”).

The Development Assets Acquisition was a transfer between entities under common control. Accordingly, PBFX’s financial information contained herein has been retrospectively adjusted to include the historical results of the Development Assets as if they were owned by the Partnership for all periods presented. The results of the Development Assets are included in the Transportation and Terminaling segment.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, unit-based compensation and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by taking distributable cash flow divided by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly-traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provide useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2019	2018
Revenue (a):
Affiliate	$71,332	$60,864
Third-party	7,513	3,876
Total revenue	78,845	64,740

Costs and expenses:
Operating and maintenance expenses (a)	29,916	19,880
General and administrative expenses	6,010	4,291
Depreciation and amortization	8,721	6,643
Total costs and expenses	44,647	30,814

Income from operations	34,198	33,926

Other expense:
Interest expense, net	(10,913)	(9,585)
Amortization of loan fees and debt premium	(449)	(363)
Accretion on discounted liabilities	(760)	—
Net income	22,076	23,978
Less: Net loss attributable to Predecessor	—	(1,279)
Less: Net income attributable to noncontrolling interest (g)	4,719	4,022
Net income attributable to the partners	17,357	21,235
Less: Net income attributable to the IDR holder (h)	—	2,959
Net income attributable to PBF Logistics LP unitholders	$17,357	$18,276

Net income per limited partner unit (i):
Common units - basic	$0.35	$0.43
Common units - diluted	0.35	0.43

Weighted-average limited partner units outstanding (i):
Common units - basic	49,151,927	42,129,377
Common units - diluted	49,318,133	42,236,092

Cash distribution declared per unit (e)	$0.5100	$0.4900

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended March 31, 2018
	PBF Logistics	Development Assets*	Consolidated Results
Revenue:
Affiliate	$60,864	$—	$60,864
Third-party	3,175	701	3,876
Total revenue	64,039	701	64,740

Costs and expenses:
Operating and maintenance expenses	18,048	1,832	19,880
General and administrative expenses	4,291	—	4,291
Depreciation and amortization	6,495	148	6,643
Total costs and expenses	28,834	1,980	30,814

Income (loss) from operations	35,205	(1,279)	33,926

Other expense:
Interest expense, net	(9,585)	—	(9,585)
Amortization of loan fees and debt premium	(363)	—	(363)
Net income (loss)	25,257	(1,279)	23,978
Less: Net loss attributable to Predecessor	—	(1,279)	(1,279)
Less: Net income attributable to noncontrolling interest (g)	4,022	—	4,022
Net income attributable to the partners	21,235	—	21,235
Less: Net income attributable to the IDR holder	2,959	—	2,959
Net income attributable to PBF Logistics LP unitholders	$18,276	$—	$18,276

See Footnotes to Earnings Release Tables

*Reflects the results of the Development Assets prior to our acquisition on July 31, 2018.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended March 31,
	2019	2018
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	249,781	197,398
Lease tank capacity (average lease capacity barrels per month)	2,415,744	2,137,302
Pipelines
Total throughput (bpd) (b)(d)	147,149	152,757
Lease tank capacity (average lease capacity barrels per month)	1,175,024	1,536,912

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	7,932,693	4,478,755

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$38,209	$42,925
Investing activities	(11,220)	(3,953)
Financing activities	(30,451)	(36,627)
Net change in cash	$(3,462)	$2,345

Other Financial Information:
EBITDA attributable to PBFX (c)	$36,822	$36,317
Adjusted EBITDA (c)	$42,957	$37,634
Distributable cash flow (c)	$25,413	$26,246
Quarterly distribution declared per unit (e)	$0.5100	$0.4900
Distributions (e):
Common units	$31,952	$20,847
IDR holder - PBF LLC (h)	—	2,959
Total distributions	$31,952	$23,806
Coverage ratio (c)	0.80x	1.10x
Capital expenditures	$11,220	$3,953

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	March 31,	December 31,
Balance Sheet Information:	2019	2018
Cash and cash equivalents (f)	$16,446	$19,908
Property, plant and equipment, net	861,617	862,117
Total assets	957,247	956,353
Total debt (f)	677,773	673,324
Total liabilities	775,571	763,163
Partners’ equity	13,985	23,718
Noncontrolling interest (g)	167,691	169,472
Total liabilities and equity	957,247	956,353

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$22,076	$23,978
Interest expense, net	10,913	9,585
Amortization of loan fees and debt premium	449	363
Accretion on discounted liabilities	760	—
Depreciation and amortization	8,721	6,643
EBITDA	42,919	40,569
Less: Predecessor EBITDA	—	(1,131)
Less: Noncontrolling interest EBITDA (g)	6,097	5,383
EBITDA attributable to PBFX	36,822	36,317
Non-cash unit-based compensation expense	964	834
Cash interest	(11,136)	(9,580)
Maintenance capital expenditures attributable to PBFX	(1,237)	(1,325)
Distributable cash flow	$25,413	$26,246

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$38,209	$42,925
Change in operating assets and liabilities	(5,239)	(11,107)
Interest expense, net	10,913	9,585
Non-cash unit-based compensation expense	(964)	(834)
EBITDA	42,919	40,569
Less: Predecessor EBITDA	—	(1,131)
Less: Noncontrolling interest EBITDA (g)	6,097	5,383
EBITDA attributable to PBFX	36,822	36,317
Non-cash unit-based compensation expense	964	834
Cash interest	(11,136)	(9,580)
Maintenance capital expenditures attributable to PBFX	(1,237)	(1,325)
Distributable cash flow	$25,413	$26,246

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$22,076	$23,978
Interest expense, net	10,913	9,585
Amortization of loan fees and debt premium	449	363
Accretion on discounted liabilities	760	—
Depreciation and amortization	8,721	6,643
EBITDA	42,919	40,569
Less: Predecessor EBITDA	—	(1,131)
Less: Noncontrolling interest EBITDA (g)	6,097	5,383
EBITDA attributable to PBFX	36,822	36,317
Acquisition and transaction costs	2,153	483
Non-cash unit-based compensation expense	964	834
East Coast Terminals environmental remediation costs	2,136	—
PNGPC tariff true-up adjustments	882	—
Adjusted EBITDA	$42,957	$37,634

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$65,959	$12,886	$—	$78,845
Depreciation and amortization expense	6,901	1,820	—	8,721
Income (loss) from operations	36,551	3,657	(6,010)	34,198
Interest expense, net, amortization of loan fees and debt premium and accretion on discounted liabilities	—	—	12,122	12,122
Capital expenditures	10,544	676	—	11,220

	Three Months Ended March 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$57,671	$7,069	$—	$64,740
Depreciation and amortization expense	5,718	925	—	6,643
Income (loss) from operations	34,226	3,991	(4,291)	33,926
Interest expense, net and amortization of loan fees and debt premium	—	—	9,948	9,948
Capital expenditures	3,867	86	—	3,953

	Balance at March 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$733,191	$221,319	$2,737	$957,247

	Balance at December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$731,505	$219,326	$5,522	$956,353

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 5. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On October 1, 2018, we closed on the East Coast Storage Assets Acquisition, which was accounted for as a business combination. As such, there was no revenue associated with the East Coast Storage Assets prior to our acquisition.

On July 31, 2018, we closed on the Development Assets Acquisition with PBF LLC. Commercial agreements with PBF Holding for the Development Assets commenced subsequent to our acquisition, with the exception of an existing commercial agreement associated with the Paulsboro Lube Oil Terminal.

On April 16, 2018, our wholly-owned subsidiary, PLPT, closed on the Knoxville Terminals Purchase, which was accounted for as a business combination. As such, there was no revenue associated with the Knoxville Terminals prior to our acquisition.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods due to expenses associated with these assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 6 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d) Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)
On May 1, 2019, we announced a quarterly cash distribution of $0.5100 per limited partner unit based on the results of the first quarter of 2019. The distribution is payable on May 30, 2019 to PBFX unitholders of record at the close of business on May 15, 2019. The total distribution amounts include the expected distributions to be made related to first quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of March 31, 2019 and December 31, 2018 was $661,327 and $653,416, respectively.

(g)
Our wholly-owned subsidiary, PBFX Op Co, holds a 50% controlling interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% interest in TVPC owned by TVP Holding Company LLC (“TVP Holding”), an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
Subsequent to the closing of the IDR Restructuring, the IDRs were canceled and exchanged for 10,000,000 newly issued PBFX common units. No distributions were made to PBF LLC with respect to the IDRs for the three months ended March 31, 2019 and the newly issued common units were entitled to normal distributions.

(i)
We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been or will be distributed to the limited partners and IDR holders (prior to the IDR Restructuring) for that reporting period.